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EXHIBIT 10.3

                        SETTLEMENT AND RELEASE AGREEMENT

         This SETTLEMENT AND RELEASE AGREEMENT (the "Settlement Agreement") is made and entered into by and between Raymond J. Skiptunis (the "Executive") and Power Efficiency Corporation (the "Corporation") is dated June 6, 2003 (the "Effective Date").

                                   WITNESSETH

         WHEREAS, Executive is presently employed by the Corporation as Chief Executive Officer pursuant to an Employment Agreement dated November 7, 2002;

         WHEREAS, Executive and the Corporation have engaged in discussions and negotiations concerning Executive's continued employment by the Corporation as Chief Financial Officer;

         WHEREAS, in an effort to preserve Executive's employment with the Corporation and to provide certainty for all parties, the Corporation desires to offer Executive continued employment as Chief Financial Officer of the Corporation, pursuant to a new employment agreement (the "Employment Agreement"), and Executive desires to accept this Employment Agreement and the offer of continued employment on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as follows:

         1. New Employment Agreement.

         In exchange for Executive's release of claims and other promises as described below, and upon the Effective Date of this Settlement Agreement, the Corporation agrees to enter into the Employment Agreement and continue Executive's employment pursuant to its terms. Executive acknowledges and agrees that the Corporation's willingness to enter into the Employment Agreement constitutes valuable and sufficient consideration for his promises contained herein, and provides him with benefits and other consideration to which he would not otherwise be entitled.

         2. Release Terms.

         In exchange for the Corporation's promise to continue his employment pursuant to the Employment Agreement and for other valuable consideration, Executive agrees to the following.

                  2.1 General Release of All Claims. Executive, on behalf of himself, his heirs, assigns, estate and trustees, hereby releases and forever discharges the Corporation, its parents, stockholders, subsidiaries, affiliates and investors, and the officers, directors, trustees, employees, agents, assigns, representatives, attorneys, insurers of each of these entities as well as their employee benefit plans and the trustees, administrators and parties-in-interest of such plans and all persons or entities acting by, through, under or in concert with any of the foregoing persons or entities (collectively "Releasees"), of and from any and all liabilities, claims, obligations, promises, agreements, demands, damages, actions, charges, complaints, cost, losses, debts and expenses (including attorney's fees and costs), causes of action of every kind, known or unknown, disclosed or undisclosed, matured or unmatured, including, but not limited to, all claims under state, federal, or common law, whether based in contract, tort, statute or otherwise, and including but not limited to claims of discrimination, harassment or retaliation and claims related to or arising from the Employment Agreement between Executive and the Corporation dated November 7, 2002. The foregoing release shall not apply to any claims based on any actions, omissions or events which occur after the Effective Date of this Settlement Agreement.



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                  2.2 Express Release of Claims for Age Discrimination. Without
limiting the scope of Section 2.1, Executive specifically acknowledges that his releases under this Settlement Agreement include, without limitation, a full and complete waiver of any and all claims and rights he may have under the federal Age Discrimination in Employment Act ("ADEA") which prohibits discrimination against employees because of their age. Executive understands that, as a result of his execution of this Settlement Agreement, he will be forever barred from asserting against Releasees any claims for age discrimination based on actions or events occurring on or before the Executive signs this Settlement Agreement.

                  2.3 Covenant Not to Pursue Other Complaints. Executive represents that he will not initiate, file, prosecute or pursue any claim, complaint or charge against any of the Releasees with any agency or body that licenses, regulates, or otherwise monitors the activities of any of the Releasees, or with any other local, state or federal agency, court or arbitration panel, based on any occurrences or events which precede the date he signs this Settlement Agreement. If any such association, agency or court assumes jurisdiction of any such complaint, claim or charge against any of the Releasees on behalf of Executive, he will request such association, agency, or court to withdraw from the matter. Notwithstanding the foregoing, nothing in this Settlement Agreement shall be construed as prohibiting Executive from seeking to enforce the terms of this Agreement or challenging the validity of his waiver therein of claims under the ADEA.

                  2.4 Waiver of Unknown Claims. There is a risk that subsequent to the execution of this Settlement Agreement, Executive will incur or suffer violations of personal rights or other losses or damages which are in some way related to occurrences or events which precede the signing of this Settlement Agreement by Executive, but which are unknown and unanticipated at the time this Settlement Agreement is signed. Executive shall assume these risks, and the releases in this Settlement Agreement shall apply to all unknown or unanticipated results of any occurrences or events which precede the signing of this Settlement Agreement, as well as those known and anticipated; the releases herein shall not apply to events or occurrences which take place after the date on which Executive signs this Settlement Agreement. Executive hereby waives all rights under California Civil Code Section 1542, which section reads as follows:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  2.5 No Admission of Liability. Executive acknowledges and agrees in good faith that this Settlement Agreement is the result of a compromise and shall never at any time or for any purpose be considered as an admission of liability or responsibility of the parties hereby released, who continue to deny such liability and to disclaim such responsibility.

         3. Timing and Revocation.

                  3.1 Consideration Period and Advice of Counsel. Executive acknowledges that he has been afforded twenty-one (21) days to consider this Settlement Agreement, its benefits, and its consequences. He understands that he has the option of signing this Settlement Agreement at any time before the end of the twenty-one (21) day period, but that any election to do so is completely within his discretion. Executive further acknowledges that he has been advised that he may seek the advice of an attorney before signing this Settlement Agreement, and that he has had a full and adequate opportunity to do so.


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                  3.2 Revocation Period. It is understood and agreed by
Executive that he will have seven (7) days after signing this Settlement Agreement to revoke his release to any possible age discrimination claims in a writing which must be received by the Corporation before the expiration of the seven (7) day period to be effective. The age discrimination provisions of this Settlement Agreement will not become effective and enforceable until the eighth
(8th) calendar day after the Executive has signed it and providing that he has not previously revoked his assent in writing. In the event the Executive timely revokes his assent to the age discrimination claims of this Settlement Agreement in writing, such revocation shall also be deemed an effective and final revocation of his acceptance of the terms of the Employment Agreement, and all rights and obligations of the parties under the Employment Agreement shall also never mature or be immediately extinguished without recourse.

         4. No Reliance On Other Representations.

         Executive represents and acknowledges that in executing this Settlement Agreement, he does not rely and has not relied upon any representation or statements made by any of the Releasees with regard to the subject matter, basis, or effect of this Agreement or otherwise beyond those explicitly set forth in this Settlement Agreement. Executive represents that he has carefully read and fully understands all provisions of this Settlement Agreement, including the Employment Agreement, and that he is voluntarily entering into this Settlement Agreement after adequate time to consider its terms.

         5. Miscellaneous.

         In further consideration of this Settlement Agreement, Executive and Corporation agree as follows:

                  (a) The terms mentioned in the preceding paragraphs of this Settlement Agreement are the entire and only consideration for it, and each party shall be responsible for payment of his or its own attorney's fees, costs, and legal expenses, if any;

                  (b) The language of all parts of this Settlement Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties;

                  (c) This Settlement Agreement shall be construed and interpreted in accordance with New York law, without regard to the choice of law rules of any jurisdiction;

                  (d) The various provisions of this Settlement Agreement are severable and if any is unenforceable, at law or in equity, that provision may be severed, leaving the others remaining in full force and effect;

                  (e) Paragraph headings contained in this Settlement Agreement are for convenience only and shall not be considered for any purpose in construing this Agreement;

                  (f) This Settlement Agreement may only be modified or amended by a written instrument which must attach a copy of this Agreement, and be signed by the parties hereto; and

                  (g) This Settlement Agreement contains the entire agreement between the parties to it with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each. This Agreement fully supersedes and supplants any and all negotiations, and all prior written, oral, or implied agreements or understandings between the parties pertaining to the subject matters hereof.


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                  PLEASE READ CAREFULLY.  THIS SETTLEMENT AND RELEASE
                  AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND
                  UNKNOWN CLAIMS.



Raymond J. Skiptunis, individually

___________________________________



POWER EFFICIENCY CORPORATION,
a Delaware Corporation

By: _______________________________
Name: Steven Strasser
Title: Chairman of the Board